UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 16, 2022

VIRIDIAN THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36483	47-1187261
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

221 Crescent Street, Suite 401 Waltham, MA	02453
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (617) 272-4600

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	VRDN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement

On August 16, 2022, Viridian Therapeutics, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Jefferies LLC, SVB Securities LLC and Evercore Group L.L.C. (collectively, the “Representatives”) relating to the offer and sale (the “Offering”) of 9,627,640 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), at a public offering price of $23.50 per share, and 28,084 shares of the Company’s Series B non-voting convertible preferred stock, par value $0.01 per share, at a public offering price of $1,566.745 per share. In addition, the Company granted the underwriters a 30-day option to purchase up to an additional 1,725,000 shares of its Common Stock on the same terms and conditions as the Common Stock sold in the Offering.

The aggregate gross proceeds to the Company from the Offering are approximately $270 million, before deducting underwriting discounts and commissions and estimated offering expenses. The net proceeds of this Offering, which are approximately $251.6 million, together with existing cash, cash equivalents and short-term investments are expected to be sufficient to fund operations through the second half of 2025. The Company has based this estimate on assumptions that may prove to be wrong, and the Company could use its available capital resources sooner than it currently expects.

The securities described above were issued pursuant to the Company’s effective shelf registration statement on Form S-3 (File No. 333-260859) (the “Registration Statement”), filed with the Securities and Exchange Commission (the “SEC”) on November 8, 2021 and declared effective on November 17, 2021. On August 18, 2022, the Company filed a final prospectus supplement with the SEC in connection with the Offering. The Offering closed on August 19, 2022.

In the Underwriting Agreement, the Company agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute payments that the underwriters may be required to make because of such liabilities. The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is attached to this Current Report on Form 8-K as Exhibit 1.1 and incorporated by reference herein.

A copy of the opinion of Gibson, Dunn & Crutcher LLP relating to the validity of the securities issued in the Offering is filed herewith as Exhibit 5.1.

This Current Report shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any sale of such securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement by and among the Company and the Representatives, dated as of August 16, 2022

5.1	Opinion of Gibson, Dunn & Crutcher LLP

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Viridian Therapeutics, Inc.

Date: August 19, 2022	By:	/s/ Kristian Humer
Name: Kristian Humer
Title: Chief Financial Officer